UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2003

MEDCO HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31312	22-3461740
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Parsons Pond Drive, Franklin Lakes, NJ	07417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-269-3400

Item 5. Other Events and Regulation FD Disclosure.

On December 9, 2003, United States Attorney Patrick L. Meehan announced the filing of an amended complaint in intervention in two qui tam actions against Medco Health Solutions, Inc. (the “Company”). The original complaint was filed on September 29, 2003. The amended complaint adds two former employees of the Company as defendants and adds an additional count against the Company under the Public Contract Anti-Kickback Act, 41 U.S.C. 51, for allegedly making improper payments to health plans to induce such plans to select the Company as a pharmacy benefits manager for government contracts. On December 9, 2003, the Company issued the press release attached hereto as Exhibit 99.1 in response to the filing of the government’s complaint. The Company believes that its business practices are in compliance in all material respects with applicable laws and regulations and intends to defend the actions vigorously.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCO HEALTH SOLUTIONS, INC.

Date: December 10, 2003	By:	/s/ David S. Machlowitz
David S. Machlowitz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 9, 2003